                                                                      EXHIBIT 12

                           PRECISION CASTPARTS CORP.
                       RATIO OF EARNINGS TO FIXED CHARGES
                                (000'S OMITTED)

                                                                               FISCAL YEARS
                                                          -------------------------------------------------------
                                                            1994       1995       1996        1997        1998
                                                          ---------  ---------  ---------  ----------  ----------
"Earnings"(1)...........................................  $  37,400  $  46,800  $  63,700  $   95,700  $  135,300
Plus:  Interest and other financial charges
        included in expense.............................      1,800      1,000        600      17,200      21,900
                                                          ---------  ---------  ---------  ----------  ----------
Adjusted earnings.......................................  $  39,200  $  47,800  $  64,300  $  112,900  $  157,200
                                                          ---------  ---------  ---------  ----------  ----------
                                                          ---------  ---------  ---------  ----------  ----------
Fixed Charges:
  Interest and other financial charges..................  $   1,800  $   1,000  $     600  $   17,200  $   21,900
  Interest capitalized..................................        300     --            500       1,100       1,500
  One-third of rental expense(2)........................        800        900      1,000       1,600       2,000
                                                          ---------  ---------  ---------  ----------  ----------
Total fixed charges.....................................  $   2,900  $   1,900  $   2,100  $   19,900  $   25,400
                                                          ---------  ---------  ---------  ----------  ----------
                                                          ---------  ---------  ---------  ----------  ----------
Ratio of earnings to fixed charges......................       13.5       25.2       30.6         5.7         6.2
                                                          ---------  ---------  ---------  ----------  ----------
                                                          ---------  ---------  ---------  ----------  ----------

------------------------

(1) Earnings for all years consist of earnings from continuing operations before income taxes. For 1994, earnings are before the cumulative effect of an accounting change

(2) Considered to be representative of interest factor in rental expense.

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